Exhibit 4.18
English Translation of Chinese Original
Supplement to Equity Pledge Agreement
This Supplement to Equity Pledge Agreement (this “Supplemental Agreement”) is entered into by and between the following parties on May 28, 2010 in Shenzhen:
PLEDGEE:
Party A: Shenzhen Nepstar Pharmaceutical Co., Ltd.
Registered address: Neptunus Building A-15B, Nanshan District, Shenzhen
PLEDGORS:
Party B: Feng Tu
ID No.: 320828196810190013
Party C: Liping Zhou
ID No.: 310104196310262825
(Party B and Party C are hereinafter collectively referred to as “Pledgors”)
Whereas, the Pledgee and the Pledgors have entered into the Equity Pledge Agreement on June 22, 2007 and conducted the pledge registration; and
Whereas, the Pledgors acquired 100% of the equity interests of Shenzhen Nepstar E- Commerce Co., Ltd. during the term of pledge.
The Pledgee and the Pledgors hereby agree to enter into this Supplemental Agreement after friendly negotiation:
1. REGIONAL CHAIN COMPANIES
The list of the regional chain companies attached as Annex 1 to the Equity Pledge Agreement is hereby amended in its entirety to read as follows:

No.	Name of the Company
1	Shenzhen Nepstar Chain Co., Ltd.
2	Dalian Nepstar Chain Co., Ltd.
3	Guangzhou Nepstar Chain Co., Ltd.
4	Jiangsu Nepstar Chain Co., Ltd.
5	Shandong Nepstar Chain Co., Ltd.
6	Shanghai Nepstar Chain Co., Ltd.
7	Sichuan Nepstar Chain Co., Ltd.
8	Hangzhou Nepstar Chain Co., Ltd.
9	Ningbo Nepstar Chain Co., Ltd.
10	Tianjin Nepstar Chain Co., Ltd.
11	Qingdao Nepstar Chain Co., Ltd.
12	Fuzhou Nepstar Chain Co., Ltd.
13	Shenzhen Nepstar E-Commerce Co., Ltd.

2. EFFECTIVENESS
This Supplemental Agreement has been executed by the parties hereto on the date first written above, and shall come into effect upon being duly executed by the authorized representatives of the parties hereto. This Supplemental Agreement shall be binding upon both parties once it becomes effective.
3. COPIES OF AGREEMENT
This Supplemental Agreement is made in Chinese with four originals. Each of Party A, Party B and Party C has one original, with the rest used for registration and filing. Each original shall have the same legal effect.
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IN WITNESS WHEREOF, the parties have signed or have caused their respective legal representative or authorized representative to sign on this Supplemental Agreement on the date first written above.
PLEDGEE: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.
Legal Representative/ Authorized Representative: /s/ Simin Zhang
Seal: /s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.
PLEDGOR: FENG TU
Signature: /s/ Feng Tu
PLEDGOR: LIPING ZHOU
Signature: /s/ Liping Zhou

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